                                                                    EXHIBIT 10.8

                        BANKCARD ADVERTISING AGREEMENT


This Advertising Agreement (this "Agreement"), dated as of February 13, 1998, is made by and between FIRST CREDIT CARD SERVICES USA L.L.C., a Delaware limited liability company ("FCCSU-LLC"), and GeoCities, a California corporation ("GeoCities" or "the Company"). FCCSU-LLC and GeoCities sometimes are referred to collectively as the "Parties" and individually as a "Party." This Agreement is made together with the BankCard Issuance and Servicing Agreement by and between FIRST USA BANK ("FUSA") and the Company of even date herewith (the "Issuance and Servicing Agreement").

                                   RECITALS:

     WHEREAS, FCCSU-LLC assists FUSA in connection with the ongoing efforts of FUSA to acquire its MasterCard and/or Visa consumer products and related services (hereinafter referred to as "Credit Card(s)");

     WHEREAS, this Agreement has been negotiated and executed by FCCSU-LLC and the Company in order to document the terms of their agreement concerning the marketing of Credit Cards to the Company's on-line service members and/or users (collectively "Company Users" or "Users");

     WHEREAS, FCCSU-LLC has agreed, subject to the terms and conditions hereinafter contained, to market Credit Cards to Company Users on behalf of FUSA in the manner and to the extent set forth in this Agreement;

     WHEREAS, immediately upon the successful completion of the marketing acquisition efforts of FCCSU-LLC as determined by FUSA and FCCSU-LLC in their sole and absolute discretion, the underlying Credit Card accounts will be immediately sold by FCCSU-LLC on an ongoing basis as such Credit Card accounts are acquired, to FUSA so that the Credit Cards in question may then be issued by FUSA to the Users in accordance with its then current business practices and serviced by FUSA in the manner contemplated by the Issuance and Servicing Agreement and in a manner consistent with the then current business practices of FUSA;

     WHEREAS, the Company is willing to endorse and facilitate the offering of FUSA's Credit Card(s) to and among the Company Users subject to the terms and conditions contained in this Agreement and in the Issuance and Servicing Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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Section 1. Definitions

The following terms (and all declensions thereof) are used in this Agreement with the respective meanings set forth below:

1.1 "Above Fold" means situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of [***] without requiring the User to scroll horizontally or vertically through the page.

1.2 "Affiliate" means, with respect to either Party, any entity that, by virtue of a majority ownership interest, directly controls, is controlled by or is under common control with that Party.

1.3 "FUSA Site" means, collectively, all points of presence and/or services maintained by FCCSU-LLC or its Affiliates on the Internet or on any other public data network.

1.4 "GeoCities Site" means, collectively, and subject to the limitations set forth in the following sentences of this Section 1.4, all points of presence and/or services maintained by GeoCities on the Internet as www.geocities.com or on any other public data network; provided, however, that "GeoCities Site" does not include any Homesteader Page or GeoShop Page. To the extent that GeoCities enters into agreements with third parties relating to the joint development and/or hosting of co-branded or outsourced personal home page communities, such co-branded and outsourced communities shall not constitute part of the "GeoCities Site," unless GeoCities determines, in its sole and absolute discretion, that the inclusion of any such co-branded or outsourced communities does not in any way conflict with or violate any such agreement with a third party, or any agreements or other arrangements that such third party may have with any other party. If GeoCities makes such a determination, it shall notify FCCSU-LLC of such determination, and the co-branded or outsourced community in question shall thereupon become part of the "GeoCities Site."

1.5 "GeoCities Basic Commerce Platform" means the collection of links, advertisements and promotional placements associated with the GeoCities' neighborhood home pages and neighborhood topic pages. The parties understand and agree that FCCSU-LLC is one of four companies included in the GeoCities Basic Commerce Platform.

1.6 "Viewer" means any User of the GeoCities Site who executes a link and is connected to the FUSA Site.

1.7 "Commencement Date" means the date GeoCities first provides FCCSU-LLC with all links, advertisements and other promotional placements which have been indicated on Exhibit B to be implemented on or before the Commencement Date.

[***] Confidential treatment requested for redacted portion.

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1.8   "Consumer Card Products" means all forms of credit card and charge card financial product issued by any bank to any individual consumer, including Credit Cards as defined above and Co-Branded Credit Card Products as defined below.

1.9 "Competitor" means (a) any entity (other than FUSA or FCCSU-LLC) which advertises, markets, issues or otherwise provides access to Consumer Card Products, including but not limited to the entities now known as [***], or (b) any individual, corporation, corporate division, retail site, World Wide Web site or other entity that either derives more than [***] percent ([***%]) of its annual gross revenues from the issuance of Consumer Card Products, or is primarily known as an issuer of Consumer Card Products. For purposes of this
Section 1.9, the Visa and MasterCard sponsoring organizations shall not be construed to be Competitors [***] shall not be construed to be a Competitor so long as the marketing services provided to [***] by GeoCities do not include either (i) the ability to complete an application for Consumer Card Products with [***] by any GeoCities User or (ii) an endorsement by the Company. The term "endorsement" as used in the previous sentence is intended to portray a situation where the Company states a preference toward a Competitor over FUSA or FCCSU-LLC.

1.10 "Homesteader Page" means any personal homepage, or any commercial homepage participating in GeoCities' GeoShop program (other than a GeoCities Affiliate) which resides in a "member neighborhood" on the GeoCities Site.

1.11 "Session" means each instance in which a User accesses the FUSA Site via a hypertext link embedded in any link, advertisement or other promotional placement provided by GeoCities under this Agreement, and then views one or more consecutive FUSA Site pages. A Session terminates when the User exits the FUSA Site by any means.

1.12 "Marketing Acquisition Cost" is agreed to be [***] dollars ($[***]) per application approved for Credit Cards.

1.13 "Exclusive Areas" means the GeoCities neighborhood homepages and the GeoCities neighborhood topic pages.

1.14 "Co-branded Credit Card Product" means credit card financial products which bear the name and logo of the Company and which include a Company funded, Company-specific value for the consumer.

1.15 "GeoCities GeoShops Program" means the marketing program operated by GeoCities which offers its homesteaders the opportunity to create a commercially oriented homepage within the GeoCities Site. Participants in the GeoCities GeoShops Program must confirm that their annual revenues are Two Hundred Fifty Thousand Dollars ($250,000.00) or less upon application to the program.

[***] Confidential treatment requested for redacted portion.

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1.16  "Impression" means the successful loading of a FUSA icon onto a page being viewed by a User on the GeoCities Site.

1.17 "Pageview" means the successful loading of a complete Web page being viewed by a User on the GeoCities Site.

Section 2. Linkage

2.1 The graphic or other visual cue depicted on the attached Exhibit A, which may include names, trademarks, servicemarks, designmarks, symbols and/or other indicia of origin (the "FUSA Icon") shall be included among the GeoCities Basic Commerce Platform hyperlink icons during the term. When clicked upon by a Viewer, the FUSA Icon will link the Viewer with the FUSA Site. GeoCities shall create the link between the FUSA Icon and the FUSA Site. FCCSU-LLC shall furnish GeoCities with full color representations of the FUSA Icon at least ten
(10) business days prior to the date of intended use. GeoCities agrees that it will display the FUSA Icon in a manner commensurate with its display of other vendor hyperlink icons within the GeoCities Basic Commerce Platform. If FCCSU-LLC subsequently modifies the FUSA Icon, it shall furnish a representation of same to GeoCities which GeoCities shall substitute for the prior version within twenty (20) business days after receipt.

2.2 The graphic or other visual cue depicted on the attached Exhibit A, which may include names, trademarks, servicemarks, designmarks, symbols and/or other indicia of origin (the "Return Icon") shall be displayed by FCCSU-LLC on each page of the FUSA Site viewed by a Viewer during the term in the position within the page layout as shown on Exhibit A. When clicked upon by a Viewer, the Return Icon will link the Viewer with the GeoCities Basic Commerce Platform which was the point of departure prior to linkage with the FUSA Site. FCCSU-LLC shall create the link between the Return Icon and the GeoCities Basic Commerce Platform. GeoCities shall furnish FCCSU-LLC with full color representations of the Return Icon at least ten (10) business days prior to the date of intended use. If GeoCities subsequently modifies the Return Icon, it shall furnish a representation of same to FCCSU-LLC which FCCSU-LLC shall substitute for the prior version within twenty (20) business days after receipt. The Return Icon shall be visible at the FUSA Site only to Viewers who link to the FUSA Site via the GeoCities Basic Commerce Platform and to no other visitors at the FUSA Site.

2.3 FCCSU-LLC shall ensure that the version of the FUSA Site viewed by Viewers who link to the FUSA Site through the GeoCities Basic Commerce Platform shall be substantially similar to the FUSA Site viewed by non-Viewers except for FCCSU-LLC co-branded sites with other companies, the Return Icon and as elsewhere provided for in this Agreement.

Section 3.  Minimum Advertising Placements

[***] Confidential treatment requested for redacted portion.

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The Company guarantees to provide a minimum of [***] and guarantees that such
Impressions shall include [***] banner advertisements served Above Fold, [***] popup banner advertisements served Above Fold and at least [***] Impressions delivered Above Fold on the combined neighborhood homepages and neighborhood topic pages. In no event shall placements for FCCSU-LLC within the GeoCities Basic Commerce Platform be less than that for the Company's other GeoCities Basic Commerce Platform partners. In order to test the optimal usage of the aforementioned Impressions and/or to take advantage of information garnered through FCCSU-LLC's use of each, FCCSU-LLC shall have the right to exchange the allotment of banner advertisements and popup banner advertisements so long as the combined number to be provided by the Company pursuant to this Section is [***].

Section 4.  Deployment

See Exhibit B.

Section 5.  Issuance of Credit Cards

FCCSU-LLC shall have no obligation to issue Credit Cards to interested Company Users in connection with the transactions described in this Agreement. Both FCCSU-LLC and the Company hereby agree that FUSA shall issue Credit Cards to interested Company Users in accordance with FUSA's standard Credit Card issuing policies and credit practices, and in accordance with the applicable provisions of the Issuance and Servicing Agreement. Any decisions concerning the creditworthiness of any Company User shall be by FCCSU-LLC if made in accordance with the credit criteria and policies supplied to FCCSU-LLC by FUSA.

Section 6.

Compensation

6.1 As full consideration for GeoCities' performance under this Agreement (including, without limitation, GeoCities' provision of all links, advertisements and promotions specified in Sections 2, 3 and 4), FCCSU-LLC will pay GeoCities the fixed placement fees and variable incentive payments specified in this Section 6.

6.2 During the initial term of this Agreement, FCCSU-LLC will pay GeoCities a fixed placement fee of [***] Dollars ($[***]) on the Commencement Date and at the beginning of each [***] that occurs subsequent to the Commencement Date during the term.

6.3 During the term of this Agreement (including any renewal term), for each [***] that occurs beginning with the [***] in which the Commencement Date falls, and then for each [***] (whether whole or partial) during the term, FCCSU-LLC wilt pay GeoCities a commission based on the number of applications approved for Credit Cards from which applications were submitted during Sessions during the respective [***] and calculated on a cumulative basis. The commission amount shall be computed by selecting the appropriate

[***] Confidential treatment requested for redacted portion.

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Marketing Acquisition Cost Percentage found opposite the aggregate number of applications approved opened and multiplying such Marketing Acquisition Cost Percentage by the Marketing Acquisition Cost set forth in Section 1.12 times the number of applications approved during the period.

Cumulative Applications Approved         Marketing Acquisition Cost Percentage
--------------------------------         -------------------------------------
(Computed from [***])

     [***]                                             [***]


For example, if [***] applications were accepted for Credit Cards in the [***], respectively, the commission amount would be computed as follows:


Credit Card AppLications Approved                      [***]
Cume Applications Approved

Calculation of Commission
Commission calculated by multiplying approved applications times commission percentage times $[***] per approved application

Approved Applications under tier [***]
Commission Rate for tier [***]
Commission Amount for tier [***]

Approved Applications under tier [***]
Commission Rate for tier [***]
Commission Amount for tier [***]

Approved Applications under tier [***]
Commission Rate for tier [***]
Commission Amount for tier [***]

Total Commission per [***]

6.3.1 As of each anniversary date of the Commencement Date during any renewal terms of this Agreement, the Cumulative Applications Approved shall be deemed to be [***] as of such anniversary date and shall thereafter accumulate in the same manner as during the initial term of this Agreement, and the table set forth in
Section 6.3 shall be used each such successive year to compute the Marketing Acquisition Cost Percentage as set forth in the example presented in Section 6.3.

[***] Confidential treatment requested for redacted portion.

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6.4  With the exception of the fixed placement fee set forth in Section 6.2 which shall be paid on a [***] basis at the beginning of each [***], FCCSU-LLC will make payments under this Section 6 on a [***] basis, in arrears. Specifically, within thirty (30) days following the end of each [***] occurring subsequent to the Commencement Date, FCCSU-LLC will pay GeoCities an amount equal to the commissions that accrued during the period under Section 6.3.

6.5  [***]

6.6  FCCSU-LLC will deliver, together with each payment made pursuant to this
Section 6, a written report signed by an authorized representative of FCCSU-LLC that describes (in reasonable detail) FCCSU-LLC's calculation of the payment amount. FCCSU-LLC's failure to include such a signature shall not be deemed a default under this Agreement.

6.7 GeoCities shall have the right, no more frequently than once during each term, at its expense, upon thirty (30) days advance written notice to FCCSU-LLC and FUSA and during FCCSU-LLC's normal business hours, to inspect and audit the books and records of FCCSU-LLC, by an independent certified public accountant and a GeoCities representative, for the purpose of verifying any payments due to GeoCities under this Agreement. In the event any shortfall in payment to GeoCities is found, then FCCSU-LLC shall promptly pay GeoCities the shortfall amount.

Section 7.  Implementation

7.1 GeoCities and FCCSU-LLC acknowledge that time is of the essence in the design, development and commencement of the links, advertisements and promotional placements specified in this Agreement. Accordingly, the Parties will devote all commercially reasonable efforts to launch each link, advertisement and promotional placement as soon as reasonably possible, in accordance with a written development plan to be negotiated by the Parties in good faith.

7.2 GeoCities, in cooperation with First USA, will test the links, advertisements and promotional placements required under this Agreement prior to the time that they "go live" on the GeoCities Site (i.e., prior to the time that they are implemented and enabled on a production version of the GeoCities Site).

7.3 GeoCities will not cause any link, advertisement or promotional placement under this Agreement to go live on the GeoCities Site prior to the applicable date agreed by the Parties.

Section 8.  Traffic Data

8.1 On a monthly basis, GeoCities will provide FCCSU-LLC with mutually agreed data concerning search and browsing behavior on the GeoCities Site, to the extent such behavior reasonably could relate to the online promotion or sale of Consumer Card Products, or other

[***] Confidential treatment requested for redacted portion.

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products that FCCSU-LLC may sell from time to time. FCCSU-LLC will hold such data in confidence and will use it only in accordance with reasonable guidelines to be agreed by the Parties. Notwithstanding anything to the contrary contained in this Section 8, GeoCities will not be required to deliver to FCCSU-LLC any User data in violation of its then-existing policies regarding the protection of User information. Prior to the Commencement Date of this Agreement the Company shall deliver to both FUSA and FCCSU-LLC its then existing policies regarding the protection of User information, and to the extent practicable, provide FUSA and FCCSU-LLC with thirty (30) days notice of any changes to such policies.

8.2 FCCSU-LLC will use commercially reasonable efforts to provide GeoCities with an online report, produced on a daily basis, of inquiries and/or applications for FUSA's products submitted by Company Users. Such report is to be used by GeoCities to actively track performance of various promotional tools that it has in service. GeoCities will hold such data in confidence and will use it only in accordance with reasonable guidelines to be agreed by the Parties. Notwithstanding anything to the contrary contained in this Section, FCCSU-LLC will not be required to deliver to GeoCities any data in violation of its then-existing policies regarding the protection of information about consumers and sales. Prior to the Commencement Date of this Agreement, FCCSU-LLC shall deliver to the Company its then existing policies regarding the protection of such information, and to the extent practicable, provide the Company with thirty (30) days notice of any changes to such policies.

8.3 FCCSU-LLC may maintain separately all information which is submitted and/or obtained as a result of an application for an account relationship with Company Users. This information becomes a part of FCCSU-LLC's own files and shall not be subject to this Agreement; provided that, any use of such information, except for fulfilling obligations hereunder, will not imply or suggest an endorsement of such information by the Company.

8.4 FCCSU-LLC and the Company mutually agree that given the nature of the industry, additional and/or various marketing vehicles not specifically addressed in this Agreement may require additional User information. As a result, the Company agrees to use commercially reasonable efforts to provide such User information upon the reasonable request of FCCSU-LLC which can be used to assist FCCSU-LLC's efforts to target marketing messages to Users.

Section 9.  Exclusivity and Media Guarantee

9.1  [***]

9.2 The financial card products now known as "business card(s)" and "corporate card(s)" which are used by commercial entities (vs. individual consumers) for business purposes ("Non-Consumer Card(s)") and their successor Non-Consumer Card products, if any, shall not be deemed [***] for purposes of the limitations described in Section 9.1 above. However, in the event that the Company intends to enter into or renew any agreement(s) for

[***] Confidential treatment requested for redacted portion.

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the provision of advertising or otherwise offering Non-Consumer Card(s), the
Company shall first offer FCCSU-LLC, and/or its applicable Affiliate(s), the opportunity to include such Non-Consumer Card(s) under this agreement or to otherwise enter into such an agreement with the Company. The Company shall give FCCSU-LLC notice of any such intent and shall offer each such opportunity to FCCSU-LLC, and FCCSU-LLC shall promptly notify all of its applicable Affiliate(s) of the Company's intent and offer. Such notice from the Company shall include a description of the particular type of Non-Consumer Card opportunity being offered. If FCCSU-LLC declines the offer or fails to respond to the offer within ten (10) business days, the Company shall be deemed to have satisfied and shall have no additional obligations under this Section 9.2 with respect to the type of Non-Consumer Card referenced aforementioned notice. If FCCSU-LLC, or one of its Affiliates accepts such offer within the applicable time period, then Company and FCCSU-LLC (or, if applicable, its Affiliate) shall negotiate in good faith towards an agreement to include such Non-Consumer Cards under this Agreement or within a new agreement. If they are unable to reach such an agreement within fifteen (15) business days following the commencement of such negotiations, the Company shall be deemed to have no additional obligations under this Section 9.2 with respect to such Non-Consumer Card.

9.3 To preserve the benefits provided to FCCSU-LLC under this Agreement, in the event that GeoCities enters into any merger, acquisition, transfer of control or sale of substantially all of its assets to, or any similar transaction with, (a) any Competitor or any entity that owns a Competitor, or
(b) any entity that due to its products, services and/or reputation creates a demonstrable and material conflict of interest for FCCSU-LLC or FUSA, FCCSU-LLC may have the right to terminate this Agreement upon thirty (30) days' notice.

Section 10.  Representations and Warranties

10.1 FCCSU-LLC represents and warrants that (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution and delivery by FCCSU-LLC of this Agreement, and the performance by FCCSU-LLC of the transactions contemplated hereby, are within FCCSU-LLC's corporate powers, have been duly authorized by all necessary corporate action, do not require any consent or other action by or in respect of, or filing with, any third party or governmental body or agency (other than informational filings required by MasterCard or Visa), and do not contravene, violate or conflict with, or constitute a default under, any provision of applicable law or regulation or of the charter or by-laws of FCCSU-LLC or of any agreement, judgment, injunction, order, decree or other instrument binding upon FCCSU-LLC; and (iii) it has the right, power and authority to execute this Agreement and act in accordance therewith.

10.2 The Company represents and warrants that it is a California corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company further represents and warrants that (i) the execution and delivery by the Company of this Agreement, and the performance by the Company of the transactions contemplated hereby, are within the Company's powers, have been duly authorized by all necessary action, do not require any consent or other action by or in respect of, filing with,

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any third party or any governmental body or agency, and do not contravene, violate or conflict with, or constitute a default under, any provision of applicable law, regulation, or under any governing documents, charter or bylaw, or any agreement, judgment, injunction, order, decree or other instrument binding on the Company; (ii) it is not aware of any claims, and is not currently involved in any litigation, challenging the Company's access to the Web and/or the Internet; and (iii) it has the right, power and authority to execute this Agreement and act in accordance herewith.

Section 11. Indemnification

11.1 The Company shall not be responsible in any way for any misrepresentation, negligent act or omission or willful misconduct of FCCSU-LLC, its Affiliates, officers, directors, agents, or employees in connection with the entry into or performance of any obligation of FCCSU-LLC under this Agreement. FCCSU-LLC will defend and indemnify GeoCities and its Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to (a) the operation of the FUSA Site over which FCCSU-LLC and/or FUSA has control; or (b) the violation of third-party intellectual property rights by any editorial content or other materials provided by FCCSU-LLC for display on the GeoCities Site; or (c) in connection with the use or display of FUSA's or FCCSU-LLC's names, servicemarks, trademarks and similar property rights supplied to the Company by FCCSU-LLC pursuant to this Agreement. Subject to GeoCities' compliance with the procedures described in Section 11.3, FCCSU-LLC will pay any award against GeoCities or its Affiliates (or their respectiv third party, to the extent relating to (a) the operation of the GeoCities Site;
(b) rules, regulations, laws, statutes or orders relating to the Company's business practice as an Internet provider, servicer and administrator; (c) the violation of any third-party intellectual property rights by any editorial content or other materials provided by GeoCities for display on the FUSA Site; or (d) in connection with the editorial content or materials (other than materials supplied by FCCSU-LLC or FUSA) displayed on the GeoCities Site or any other use or display of GeoCities' names, servicemarks, trademarks and similar property rights supplied to FCCSU-LLC or FUSA by the Company pursuant to this Agreement. Subject to FCCSU-LLC's compliance with the procedures described in
Section 11.3, GeoCities will pay any award against FCCSU-LLC or its Affiliates (or their respective employees, or representatives) and any costs and attorneys' fees reasonably incurred by FCCSU-LLC and its Affiliates resulting from any such claim or action.

11.3 In connection with any claim or action described in this Section, the Party seeking indemnification (a) will give the indemnifying Party prompt written notice of the claim, (b) will cooperate with the indemnifying Party (at the indemnifying Party's expense) in connection with the defense and settlement of the claim, and (c) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim, but may not interfere with the indemnifying Party's control of the defense and settlement of the claim(s).

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Section 12.  Intellectual Property Rights

12.1 Subject to the limited license granted to GeoCities under Section 12.2, FCCSU-LLC reserves all of its right, title and interest in its intellectual property rights (e.g., patents, copyrights, trade secrets, trademarks and other intellectual property rights). Subject to the limited license granted to FCCSU-LLC under Section 12.3, GeoCities reserves all of its right, title and interest in its intellectual property rights (e.g., patents, copyrights, trade secrets, trademarks and other intellectual property rights). Neither Party grants any license to the other except as specifically set forth in this Section 12.

12.2 FCCSU-LLC hereby grants to GeoCities, during the term of this Agreement, a non-exclusive, non-transferable license to use FUSA's trade names, trademarks, service names and similar proprietary marks as is reasonably necessary to perform GeoCities' obligations under this Agreement; provided, however, that any materials containing FUSA's trademarks, tradenames, servicemarks or other proprietary marks will be subject to FUSA's prior written approval.

12.3 GeoCities hereby grants to FCCSU-LLC, during the term of this Agreement, a non-exclusive, non-transferable license to use GeoCities' trade names, trademarks, service names and similar proprietary marks as is reasonably necessary to perform its obligations under this Agreement; provided, however, that any materials containing GeoCities' trademarks, tradenames, servicemarks or other proprietary marks will be subject to GeoCities' prior written approval.

12.4 Neither GeoCities nor FCCSU-LLC will use the other Party's (or FUSA's) trademarks, tradenames, servicemarks or other proprietary marks in a manner that disparages the other Party (or FUSA) or its products or services, or portrays the other Party or its products or services in a false, competitively adverse or poor light. However, any approvals given and received pursuant to the approval rights granted herein with respect to the use of each Party's trademarks, tradenames, servicemarks or other proprietary marks shall constitute a waiver of that Party's right to indicate such use as false, competitively adverse or in poor light. Each of GeoCities and FCCSU-LLC will comply with the other Party's requests as to the use of the other Party's trademarks, tradenames, servicemarks or other proprietary marks and will avoid any action that diminishes the value of such marks. Either Party's unauthorized use of the other's (or FUSA's) trademarks, tradenames, servicemarks or other proprietary marks is strictly prohibited.

Section 13.  Term and Termination

13.1 The initial term of this Agreement will begin on the date first set forth above and will end [***] following the Commencement Date.

13.2 No sooner than ninety (90) days after the Commencement Date and no later than one hundred eighty (180) days after the Commencement Date, the Parties mutually agree to

[***] Confidential treatment requested for redacted portion.

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negotiate in good faith over a period of not more than forty-five (45) days toward an agreement whereby the Parties offer a Company Co-Branded Credit Card Product.

13.3 In the event that the Parties enter into an agreement to issue a Company CoBranded Credit Card Product as provided in Section 13.2 of this Agreement, then no later than nine (9) months after the Commencement Date, the Parties agree to negotiate in good faith over a period of not more than forty-five (45) days for the purpose of entering into a combined agreement which serves as a successor to this Agreement and to the agreement created as a result of Section 13.2.

13.4 In the event that the Parties fail to enter into a successor agreement as provided in Section 13.3 of this Agreement, then FCCSU-LLC will have the option to renew the term of this Agreement for a single [***] renewal term by giving GeoCities written notice, at least thirty (30) days prior to the expiration of the initial term, indicating FCCSU-LLC's exercise of its option to renew the term of this Agreement. During any renewal term, all terms and conditions of this Agreement, unless explicitly amended in writing and except this Section
13.4 will remain in full force and effect, and except that the fixed placement fees payable pursuant to Section 6.2 will be adjusted [***]. The parties acknowledge and agree that the result of the calculation described in the preceding sentence may increase or decrease the fixed placement fees payable by FCCSU-LLC. Further, the Company shall not impose an increase which is in proportion materially greater than the increases for its other Basic Commerce Platform partners.

13.5 Either GeoCities or FCCSU-LLC may terminate this Agreement if the other Party materially breaches this Agreement and does not cure the breach within thirty (30) days following its receipt of written notice from the non-breaching Party except that the non-breaching Party may have an additional thirty (30) days to cure the breach if it can demonstrate that it needs the additional thirty (30) days to effectuate the cure. In the event that FCCSU-LLC terminates this Agreement pursuant to the terms of this Section 13.3, FCCSU-LLC's obligation to make any other payments under this Agreement will be eliminated in addition to any other remedies at law or in equity available to the non-breaching party.

13.6 Sections 10, 11, 12, 14 and 15 (together with all other provisions which by their terms specifically state that they shall survive termination or expiration of this Agreement) will survive the termination or expiration of this Agreement.

Section 14.  Disclaimers, Limitations and Reservations

14.1 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, GEOCITIES DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE GEOCITIES SITE, GEOCITIES' SERVICES OR ANY PORTION

[***] Confidential treatment requested for redacted portion.

THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GEOCITIES SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUE THAT FCCSU-LLC MAY RECEIVE DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT FCCSU-LLC MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

14.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, FCCSU-LLC DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE FUSA SITE, FCCSU-LLC'S SERVICES OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, FCCSU-LLC SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUES THAT MAY OCCUR DURING THE TERM, AND (B) ANY ECONOMIC OR BENEFIT THAT GEOCITIES MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

14.3 NEITHER FCCSU-LLC NOR GEOCITIES WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) ARISING OUT OF THIS AGREEMENT. EACH PARTY'S ENTIRE LIABILITY ARISING FROM THIS AGREEMENT (EXCEPT FOR LIABILITIES ARISING UNDER SECTION 11 OR RESULTING FROM THE PARTY'S WILLFUL MISCONDUCT), WHETHER IN CONTRACT OR TORT, WILL NOT EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID.

14.4 FCCSU-LLC will remain solely responsible for the operation of the FUSA Site, and GeoCities will remain solely responsible for the operation of the GeoCities Site. Each Party (a) acknowledges that the FUSA Site and the GeoCities Site may be subject to temporary shutdowns due to causes beyond the operating Party's reasonable control, and (b) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site. If temporary shutdowns due to causes beyond the operating Party's reasonable control continue for a period of five (5) business days or more, then the term of this Agreement shall be extended for a period of time equal to the time lost.

Section 15.  Miscellaneous

15.1 The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture, franchise or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement on the other's behalf or in the other's name.

15.2 (a) The Parties acknowledge and agree that the terms of this Agreement and all information provided to or in connection with either party's performance under this Agreement shall be considered confidential and proprietary information ("Confidential Information") and shall not be disclosed to any third party without the prior written consent of the Party providing the Confidential Information (the "Disclosing Party"). Confidential Information shall include, without limitation: (i) names, addresses, and demographic, behavioral, and credit information relating to FUSA Cardmembers or potential FUSA Cardmembers;
(ii) Cardmember communication materials and issuance strategies or methods;
(iii) each Party's trade secrets, including but not limited to, financial business objectives, assets and properties, processes, formulas, specifications, programs, instructions, source code, technical know-how, methods and procedures
for operation, benchmark test   results, information about employees, customers,
strategies, services, business or technical plans and proposals in any form; and
(iv) programming techniques and technical, developmental, cost and processing information.

      (b) The Party receiving such Confidential Information (the "Receiving Party") shall use Confidential Information only for the purpose of performing the terms of this Agreement and shall not accumulate in any way or make use of Confidential Information for any other purpose. The Receiving Party shall ensure that only its employees, authorized agents, or subcontractors who need to know Confidential Information to perform this Agreement will receive Confidential Information and that such persons agree to be bound by the provisions of this Paragraph and maintain the existence of this Agreement and the nature of their obligations hereunder strictly confidential.

      (c) The obligations with respect to Confidential Information shall not apply to Confidential Information that: (ii) either Party or its personnel already know at the time it is disclosed as shown by their written records; (ii) is publicly known without breach of this Agreement; (iii) either Party received from a third party authorized to disclose it without restriction; (iv) either Party, its agents or subcontractors, developed independently without use of Confidential Information; or (v) either Party is required by law, regulation or valid court or governmental agency order or request to disclose, in which case the Party receiving such an order or request, to the extent practicable, must give notice to the other Party, allowing them to seek a protective order.

      (d) Each Party agrees that any unauthorized use or disclosure of Confidential Information may cause immediate and irreparable harm to the Disclosing Party for which money damages may not constitute an adequate remedy. In that event, each Party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have. In addition, the Receiving Party agrees promptly to advise the Disclosing Party in writing of any unauthorized misappropriation, disclosure or use by any person of the Confidential Information which may come to its attention and to take all steps at its own expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

      (e) Upon either Party's demand, or upon the termination of this Agreement, the Parties shall comply with each other's reasonable instructions regarding the disposition of

Confidential Information which may include return of any and all Confidential Information (including any copies or reproductions thereof). Such compliance shall be certified in writing, including a statement that no copies of confidential information have been kept.

     (f) Except as necessary for its performance under this Agreement, Company shall not use the name of FUSA, its Affiliates or subsidiaries in connection with any representation, publication or advertisement, or make any public statement relating to FUSA, its Affiliates or subsidiaries, without the prior full disclosure of same to FUSA, and the prior written consent of FUSA.

     (g) Except as may be required by law, regulation or any governmental authority, neither the Company, nor any of its Affiliates, shall issue a press release or make public announcement or any disclosure to any third party related to the transactions contemplated by this Agreement without the prior consent of FUSA, which consent shall not be unreasonably withheld or delayed.

     (h) The obligations of this Paragraph 15.2 shall survive the termination of this Agreement for a period of two (2) years.

15.3 Following the execution of this Agreement, FCCSU-LLC and GeoCities will prepare and distribute a joint press release (or coordinated press releases) announcing the transaction. The contents and timing of the release (or releases) shall be as mutually agreed by the Parties. Neither Party will issue any further press releases or make any other disclosures regarding this Agreement or its terms without the other Party's prior written consent unless required by law.

15.4 In its performance of this Agreement, each Party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect and remit such taxes as may be imposed upon it with respect to any compensation, royalties or transactions under this Agreement. Except as expressly provided herein, each Party will be responsible for all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

15.5 Neither FCCSU-LLC nor GeoCities will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party's reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

15.6 Notices deliverable under this Agreement shall be given in writing, addressed to the Parties set forth below and shall be deemed to have been given either one (1) day after being given to an express overnight carrier with a reliable system for tracking delivery; or when sent by a confirmed facsimile with another copy sent by any other means specified in this paragraph; or three (3) business days after having been mailed postage prepaid by United States registered or certified mail:

For notices to First USA:                         For notices to GeoCities:
                                                  James A. Rea
Name:___________________
Title:__________________
Address: 3 Christina Center, 201 N. Walnut St.    Vice President Business
                                                  Development
City:  Wilmington, DE 19801                       1918 Main Street, 3rd Floor
                                                  Santa Monica, CA 90405-1030
Facsimile:______________
Copy to General Counsel                           (310) 664-6520

15.7 If any litigation is commenced to enforce any provision of this Agreement or to seek a declaration of rights of the Parties hereunder or as a result of any breach of any provision of this Agreement, the prevailing Party will be entitled to recover from the non-prevailing Party all of its costs and expenses incurred in connection with such litigation, including without limitation reasonable attorneys' fees.

15.8 Neither FCCSU-LLC nor GeoCities may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be withheld unreasonably), except to (a) any corporation resulting from any merger, consolidation or other reorganization involving the assigning Party, (b) any of its Affiliates with reasonably comparable resources, or (c) any individual or entity to which the assigning Party may transfer substantially all of its assets; provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding on and enforceable by the Parties and their respective successors and permitted assigns.

15.9  Informal Dispute Resolution.  Any controversy or claim between the
      ---------------------------
Company, on the one hand, and FCCSU-LLC, on the other hand, arising from or in connection with this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute") shall be resolved as follows:

      (a) Upon written request of either the Company, on the one hand, and FCCSU-LLC, on the other hand, a duly appointed representative(s) of each Party will meet for the purpose of attempting to resolve such Dispute. Should they be unable to resolve the Dispute, the Senior Marketing Executive will meet with FCCSU-LLC's Executive Vice President of Marketing (the "Executives") in an effort to resolve the Dispute. Said meeting shall be in person or by telephone.

      (b) The Executives shall meet as often as the Parties agree to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

     (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

          i. the Parties concluding in good faith that amicable resolution through the procedures set forth in subsections (a)-(b) hereof does not appear likely; or

          ii. the expiration of the fifteen (15) business day period immediately following the initial request to negotiate the Dispute;

provided, however, that this Section 15.9 will not be construed to prevent a Party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief.

15.10  Arbitration.
       -----------

       (a) If the Parties are unable to resolve any Dispute as contemplated by
Section 15.9, such Dispute shall be submitted to mandatory and binding arbitration at the election of either the Company, on the one hand, and FCCSU-LLC, on the other hand (the "Disputing Party"). Except as otherwise provided in this Section, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA").

       (b) To initiate arbitration, the Disputing Party shall notify the other Party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, and (iii) specify the requested relief. Within fifteen (15) days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such Party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the counterclaim, and (B) state the amount of the counterclaim, and (C) specify the requested relief.

       (c) If the amount of the controversy set forth in either the claim or counterclaim is less than $100,000, then the matter shall be resolved by a single arbitrator selected pursuant to the rules of the AAA; provided, however, that if the arbitration hearing is held in Los Angeles County, the arbitrator(s) shall be selected from the list of retired Los Angeles County Superior Court judges who serve as AAA arbitrators.

       (d) If the amount of the controversy set forth in either the claim or counterclaim is equal to exceeds $100,000, then the matter shall be resolved by a panel of three arbitrators (the "Panel") selected pursuant to the rules of the AAA. Decisions of a majority of the members of the Panel shall be determinative; provided, however, that if the arbitration hearing is held in Los Angeles County, the arbitrator(s) shall be selected from the list of retired Los Angeles County Superior Court judges who serve as AAA arbitrators.

     (e) The arbitration hearing shall be held in such neutral location as the Parties may mutually agree or, if they cannot agree within five (5) business days after the date on which the first proposal of a neutral location is made, in the county in which the principal executive office of the Party that is not the Disputing Party is located. The Panel is specifically authorized in proceeding pursuant to Section (d) to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. Unless otherwise agreed by the Parties, partial or full summary judgment shall not be available in proceedings pursuant to subsection (c) above. In the event summary judgment or partial summary judgment is granted, the nonprevailing Party may not raise as a basis for a motion to vacate an award that the Panel failed or refused to consider evidence bearing on the dismissed claim(s) or issue(s). The Federal Rules of Evidence shall apply to the arbitration hearing. The Party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Paragraph.

     (f) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as tailed for by this Section, the arbitrator shall be replaced pursuant to the rules of the AAA. If an arbitrator is so replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with this Section and the Commercial Arbitration Rules of the AAA.

     (g) At the time of granting or denying a motion of summary judgment as provided for in (e) and within fifteen (15) days alter the closing of the arbitration hearing, the arbitrator or Panel will prepare and distribute to the Parties a writing setting forth the arbitrator's or Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

     (h) The arbitrator of Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an expeditious resolution of the Dispute. The arbitrator or Panel is authorized to issue monetary sanctions against either Party if, upon a showing of good cause, such Party is unreasonably delaying the proceeding.

     (i) Any award rendered by the arbitrator or Panel will be final, conclusive and binding upon the Parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

     (j) Each Party will bear a pro rata share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each Party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the arbitrator or Panel, the prevailing Party in such a proceeding shall be entitled to recover reasonable attorney's fees and expenses incurred in connection with such proceedings, in addition to any other relief to which it may be entitled.

15.11 If any provision of this Agreement is declared null, void or otherwise unenforceable, such provision will be deemed to have been severed from this Agreement to the minimal extent if necessary, which Agreement will otherwise be and remain in full force and effect to its remaining provisions.

15.12 This Agreement (a) represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter and (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each Party.

15.13 This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Delaware, without reference to its choice of law rules. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions.

The parties have executed this Agreement on the date first written above.

First USA

     /s/Carter Warren
By:  Carter Warren
Its: Executive Vice President
     _____________________
     _____________________
Facsimile:________________
and


     /s/__________________
By:  _____________________
Its: Vice President
     _____________________
     _____________________
Facsimile:________________


GeoCities

     /s/James A. Rea
By:  James A. Rea
Its: Vice President Business Development
     1918 Main Street, 3rd Floor
     Santa Monica, California 90405
     Facsimile:___________
and


     /s/__________________
By:  _____________________
Its: _____________________
     1918 Main Street, 3rd Floor
     Santa Monica, California 90405
     Facsimile:___________

                              EXHIBIT A - Linkage



FUSA Icon



Return Icon

                                   EXHIBIT B
       Deployment of minimum FCCSU-LLC Advertising on GeoCities Platform


                                    Above Fold  Below Fold   Implementation
                                    Imp/[***]   Imp/[***]       Timeframe
                                    ----------  ----------  -----------------
Guaranteed Ads**                         [***]              Commencement Date
Guaranteed Popups                        [***]              Commencement Date

GeoCities Home Page                               [***]     Commencement Date
Neighborhood Homepages                   [***]    [***]     Commencement Date
 (currently 39 and growing)
Neighborhood Topic pages                 [***]    [***]     Commencement Date
 (currently between 500 and 600)

World Report
On Release & Every 2 Months              [***]              15 days after
(approx. 900,000 copies/issue)                              Commencement Date

E-mail Solicitations per Quarter         [***]              30 days after
(approx. 600,000 addresses)                                 Commencement Date

Marketplace                                                 30 days after
                                         [***]              Commencement Date

Permanent Presence on                                       90 days after
Registration Pages for                                      Commencement Date
New Users (21+)                          [***]

Permanent Presence in                                       90 days after
Financial Center                         [***]              Commencement Date

Grand Total Imp/[***]                    [***]
Grand Total Imp/[***]                    [***]

* Imp/[***] shall mean Impressions per [***]
** Ads shall mean advertisements, type at FCCSU-LLC's discretion (Banner, Popup) *** Adjusted for monthly volume

[***] Confidential treatment requested for redacted portion.